Exhibit 99.1

TSYS Completes Acquisition of Cayan to Accelerate Its Position as a Leading Technology Payments Provider

COLUMBUS, Ga., Jan. 11, 2018 — TSYS (NYSE: TSS), a leading global payments solutions provider across the issuing, merchant and prepaid industries, today announced it has completed its acquisition of Cayan, a payment technology company focused on integrated payment solutions and merchant acquiring. Cayan and TSYS’ existing merchant businesses will be combined under the TSYS brand, which accelerates TSYS’ position as a leading technology payments provider to small and medium size businesses in the U.S. The deal, which was announced on Dec. 18, 2017, closed in an all cash transaction valued at approximately $1.05 billion.

Cayan provides technology led acquiring services to more than 70,000 merchants and 100+ integrated partners in the U.S. They bring a strong omni-channel presence with a fully integrated, multichannel customer engagement platform and their flagship Genius® platform delivers a seamless and scalable unified commerce experience across channels.

“This strategic acquisition builds on our very strong foundation in the acquiring space and will support our goal to become a leading payments solutions provider to small and medium size businesses in the U.S.” said M. Troy Woods, Chairman, President and Chief Executive Officer, TSYS. “The addition of Cayan creates great synergies to identify best-in-class opportunities that will drive revenue. Together, we will continue focusing on developing products, technologies and services that merchants we serve want and need to continue to grow.”

Cayan’s Co-Founder and Chief Executive Officer, Henry Helgeson, will serve as President of Cayan, reporting to Philip McHugh, Senior Executive Vice President and President, Merchant Solutions, TSYS.

“TSYS shares our vision for the future and enhances our growth trajectory,” said Henry Helgeson. “Our business’ foundation is its competitive technology and an unbelievably talented team, and I believe there is still tremendous, untapped market opportunity.”

Cayan previously operated as a portfolio company of Parthenon Capital Partners.

Additional details about the acquisition will be discussed on the company’s fourth-quarter earnings call on Jan. 23, 2018.

About TSYS

TSYS® (NYSE: TSS) is a leading global payments provider, offering innovative and secure solutions across the payments spectrum — from issuer processing and merchant acquiring to prepaid program management. We succeed because we put people, and their needs, at the heart of every decision. It’s an approach we call ‘People-Centered Payments®’.

Our headquarters are located in Columbus, Ga., U.S.A., with approximately 11,500 team members and local offices spread across 13 countries. TSYS generated revenue of $4.2 billion in 2016, while processing more than 25.5 billion transactions. We are a member of The Civic 50 and were named one of the 2017 World’s Most Ethical Companies by Ethisphere magazine. TSYS is a member of the S&P 500 and routinely posts all important information on its website. For more, visit tsys.com.

About Cayan

Cayan® is a technology company focused on transformative innovations in payments. From simple and reliable payment processing, to fully integrated, multichannel customer engagement platforms, Cayan is continuously developing new ways to unlock the power of payments. Cayan’s platforms include their Cayan® Unified Commerce Solution Suite™ and Genius® Platform - both are secure and scalable platforms that are fully configurable, tailored to a business’s unique needs and easy to implement. Headquartered in Boston, the company has multiple offices in the United States and Belfast, Northern Ireland.

Forward Looking Statements

This press release contains “forward-looking statements” — that is, statements related to future, not past, events. Forward-looking statements often address our expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “believe,” “should,” “plan,” “potential,” “will,” “could,” and similar expressions. Forward-looking statements in this press release include, among others, statements about TSYS’ belief that the acquisition of Cayan will drive revenue, Cayan’s growth trajectory and the belief that there is still untapped market opportunity. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to known and unknown risks and uncertainties. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Actual results may differ materially from those contemplated by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including our ability to achieve expected synergies and successfully complete the integration of Cayan, and the other risks and uncertainties discussed in TSYS’ filings with the SEC, including its 2016 Annual Report on Form 10-K. We disclaim any obligation to update any forward-looking statements as a result of new information, future developments or otherwise except as required by law.

Contacts:

Emily J. Edmonds

TSYS Corporate Communications

404.985.5576

eedmonds@tsys.com

Shawn Roberts

TSYS Investor Relations

706.644.6081

shawnroberts@tsys.com